UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2017
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Bristow Group Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-31617 (Commission File Number)	72-0679819 (IRS Employer Identification No.)

2103 City West Blvd., 4th Floor Houston, Texas (Address of principal executive offices)	77042 (Zip Code)

Registrant's telephone number, including area code: (713) 267-7600

Former Name or Former Address, if Changed Since Last Report: NONE
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 7.01.	Regulation FD Disclosure.

As previously reported, on Friday, April 29, 2016, another helicopter company’s Airbus Helicopters EC225LP (also known as a H225LP) model helicopter crashed near Turøy outside of Bergen, Norway. The Accident Investigation Board Norway (AIBN) issued a report confirming its initial findings that the accident was caused by the fatigue fracture of a component within the aircraft’s gearbox. The AIBN continues to investigate.

Prior to the accident, Bristow Group Inc. (the “Company”) operated a total of twenty-seven H225LP model aircraft (with sixteen owned and eleven leased) worldwide as follows:

•	Five H225LP model aircraft registered in Norway;

•	Thirteen H225LP model aircraft registered in the United Kingdom; and

•	Nine H225LP model aircraft registered in Australia.

On June 2, 2016, the European Aviation Safety Agency (EASA) issued an emergency airworthiness directive, which was subsequently amended on June 3, 2016 and June 9, 2016 (collectively, the “June 2016 Airworthiness Directive”), prohibiting flight of Airbus Helicopters H225LP and AS332L2 model aircraft. The June 2016 Airworthiness Directive by its terms did not apply to military, customs, police, search and rescue, firefighting, coastguard or similar activities or services as those types of services are governed by the member states of EASA directly.

On October 7, 2016, EASA subsequently issued a new airworthiness directive effective October 13, 2016 which expressly supersedes the June 2016 Airworthiness Directive and details the mandatory actions necessary to permit a return to service of the Airbus Helicopters H225LP and AS332L2 model aircraft. However, the safety directives issued in June 2016 by the Norway Civil Aviation Agency (NCAA) and the UK Civil Aviation Authority (UK CAA) prohibiting commercial operation of the H225LP and AS332L2 model aircraft remained in effect.

On July 7, 2017, the UK CAA announced its intention and the intention of the NCAA to remove the restrictions on commercial operations of Airbus Helicopters H225LP and AS332L2 model aircraft and to establish conditions for return to flight of such aircraft model types. The UK CAA stated that the manufacturer of such aircraft model types has developed certain specified modifications and enhanced safety measures and that a plan of checks, modifications and inspections will be undertaken before any flights take place. The safety directives issued in June 2016 by the UK CAA and the NCAA remain in effect until further notice.

The Company will review the required changes and technical modifications needed to the H225LP model aircraft for its safe return to service, and work with the manufacturer and regulatory authorities on the development and testing of those changes. Until all necessary steps are taken to ensure that the aircraft will be operated safely, the Company will continue not to operate for commercial purposes its sole H225LP model aircraft in Norway, its thirteen H225LP model aircraft in the United Kingdom or its six H225LP model aircraft in Australia, or for search and rescue purposes, including training and missions, any of its other four H225LP model aircraft in Norway or its other three H225LP model aircraft in Australia.

The Company does not currently have any AS332L2 model aircraft in its fleet. The Company’s other aircraft, including search and rescue, continue to operate globally.

The information in this Item 7.01 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOW GROUP INC.
Date: July 10, 2017	By:	/s/ David C. Searle
David C. Searle
Interim General Counsel and Corporate Secretary

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